EXHIBIT 10.4

Strategic Cooperation Agreement (English Translation)

between

Zhongshan Research Institute of Advanced Engineering Technology under Wuhan University of Technology

and

Guangzhou Donggao New Material Co., Ltd.

Party A: Zhongshan Research Institute of Advanced Engineering Technology under Wuhan University of Technology

Party B: Guangzhou Donggao New Material Co., Ltd.

February 2018

Clauses of the Agreement

Research Institute of Advanced Engineering Technology under Wuhan University of Technology (hereinafter referred to as Party A) is a scientific research innovation platform jointly established by Wuhan University of Technology and Zhongshan Municipal Bureau of Science and Technology in 2011. Under the support of Zhongshan Municipal Party Committee and Municipal Government and in the charge of Zhongshan Municipal Bureau of Science and Technology, the research institute engages in research, development and operation relying on the leadership and guidance of Wuhan University of Technology. The research institute has gradually evolved into a multi-functional industry consortium integrating basic research for application, industry technology development and economic entity operation and has become an industry-shared technical innovation platform.

After more than seven years of development, the research institute has become a new research and development institution in Guangdong Province, sponsored and founded Guangdong Provincial Alliance for the Technical Innovation of the Industry of Advanced Cement-Based Materials, introduced Zhongshan Branch of the National Key Laboratory for Silicate Building Materials and owned a laboratory for advanced cement-based materials and a center for material analysis and testing. Depending on the above high-end innovation platforms, the research institute has undertaken a batch of provincial and municipal scientific research project and university-enterprise cooperation projects and has obtained a number of important technical results to make contributions to the economy of Zhongshan.

Guangzhou Donggao New Material Co., Ltd. (hereinafter referred to as Party B) is a technically innovative enterprise established in January 2018 and dedicated to the recycling and intelligent manufacture of renewable resources in China. Centering on headquarters economy, engaging external technical cooperation, OEM and merger and acquisition through headquarters marketing and asset-light operation and using the mode of equipment investment lease, the company has realized regional coverage and expansion in the industry. The founding team consists of Mr. Zhong Yue, senior engineers in architectural wall materials and technicians in green recycling economy.

Donggao owns 22 core patented technologies and has maintained cooperation relations with Guangzhou University and Guangdong Provincial Academy of Building Research, which has provided powerful support for the company's research and development.

Under the principles of mutual benefit, joint development, cooperation and win-win, both parties agree to form strategic partnership after friendly negotiation.

Article 1 Cooperation Tenet

Through close cooperation, both parties will make full use of their respective advantages and establish long-term and stable strategic partnership characterized by mutual benefit, win-win and joint development.

Article 2 Cooperation Principle

(1)	This Strategic Cooperation Agreement is not exclusive and both parties' specific cooperation mode is to be further agreed and defined according to the cooperation project.

(2)	The technical results and intellectual property rights (patents, copyrights and proprietary technologies) that are formed in the course of both parties' cooperation and are proprietary to the cooperation project shall be co-owned by both parties if there is no specific agreement in this respect.

(3)	Both parties shall, under the principle of friendly negotiation, handle any opinion or difference that may occur during cooperation.

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Article 3 Cooperation Scope and Field

(1)	Party A will assist Party B to research and develop new eco-friendly masonry mortar.

(2)	Party A shall be responsible for the experimental verification of new eco-friendly mortar that has been researched and developed and both parties shall jointly establish product standards.

(3)	Party A will assist Party B to develop, build and promote artificial intelligence equipment.

(4)	Party A will make full use of its own resources and channels to promote the application of Party B's new wall materials, eco-friendly masonry mortar and artificial intelligence equipment in the building industry.

Article 4 Confidentiality Clause

(1)	In a specific cooperation project, the receiving party shall not use any document, drawing and relevant information provided to it by the other party for any purpose beyond both parties' cooperation scope or provide the same to any third party without the providing party's permission.

(2)	The proprietary documents, materials, technical software and research results formed during both parties' cooperation shall be co-owned by both parties if there is no specific agreement in this respect and shall not be transferred to any third party without the other party's permission.

Article 5 Effectiveness of the Agreement

This Agreement shall take effect after signature and sealing by both parties.

Article 6 Miscellaneous

(1)	With respect to matters not covered herein, both parties may supplement relevant information in due time according to needs.

(2)	This Strategic Cooperation Agreement is made in four counterparts; each party holds two counterparts and all the counterparts have the same legal force.

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Signature Page (This page is for signature only)

Party A: Research Institute of Advanced Engineering Technology under Wuhan University of Technology (Contract Seal)

Legal Representative (or Authorized Agent):

February 8, 2018

Address: Room 210, Block 2, Digital Trade Building, 6 Xiangxing Road, Zhongshan Municipal Torch Development Area

Contact Person: Wang Wufeng

Tel: 180221006798	Fax: 0760-88220955

E-mail: 32248596@qq. com	Postcode: 528400

Party B: Guangzhou Donggao New Material Co., Ltd. (Contract Seal):

Legal Representative (or Authorized Agent):

February 8, 2018

Address: Room 516, 436 Dongjiao North Road, Liwan District, Guangzhou City

Contact Person: Pan Qiantao

Tel: 18676298431	Fax: 0760-88362996

E-mail: 494464059@qq. com	Postcode: 528400

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